FORM 10f-3      FUND:  PaineWebber National Tax Free Income Fund

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures

1.      Issuer:  New York City

2.      Date of Purchase:  12/10/97     3.  Date offering commenced:  12/9/97

3.      Underwriters from whom purchased:  JP Morgan

4.      "Affiliated Underwriter" managing or participating in syndicate:
	PaineWebber

5.      Aggregate principal amount of purchase:  3,000

6.      Aggregate principal amount of offering:  1,034 MM

7.      Purchase price (net of fees and expenses):    93,435

8.      Initial public offering price:    93,435

9.      Commission, spread or profit:   %       $6.25

10.     Have the following conditions been satisfied?           YES       NO

a. The securities are part of an issue registered under the Securities Act of 1933 which is being offered to the public or are
"municipal securities" as defined in Section 3(a)(29) of the
Securities Exchange Act of 1934.                             ____X___  _______

b. The securities were purchased prior to the end of the first full business day of the offering at not more than the initial offering price (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering
terminated.                                                  ____X___  _______

c.      The underwriting was a firm commitment underwriting. ____X___  _______

d.      The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar
securities during the same period.                           ____X___  _______

e. (1) If securities are registered under the Securities Act of 1933, the issuer of the securities and its predecessor have been in
continuous operation for not less than three years.          ___X____  _______

	(2) If securities are municipal securities, the issue of securities has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years
(including any predecessor), the issue has received one of the three highest ratings from at least one such rating
organization.                                                ____X___  _______

f.      The amount of such securities purchased by all of the
investment companies advised by Mitchell Hutchins did not
exceed 4% of the principal amount of the offering or $500,000 in principal amount, whichever is greater, provided that in no event did such amount exceed 10% of the principal amount of
the offering.                                                ____X___  _______

g.      The purchase price was less than 3% of the Fund's
total assets.                                                ____X___  _______

h.      No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale or, with respect to municipal
securities, no purchases were designated as group sales or
otherwise allocated to the account of any Affiliated
Underwriter.                                                 ____X___  _______

Approved:  /s/ Richard S. Murphy                        Date:   12/10/97




FORM 10f-3      FUND:  PaineWebber California Tax Free Income Fund
Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures

1.      Issuer:  Metropolitan Water District of Southern California

2.      Date of Purchase:  11/19/97     3.  Date offering commenced:  11/19/97

3.      Underwriters from whom purchased: Smith Barney

4.      "Affiliated Underwriter" managing or participating in syndicate:
	PaineWebber

5.      Aggregate principal amount of purchase:   4,767,555

6.      Aggregate principal amount of offering:  650 MM

7.      Purchase price (net of fees and expenses):    105.128

8.      Initial public offering price:     105.128

9.      Commission, spread or profit:   %       $.50

10.     Have the following conditions been satisfied?           YES      NO

a. The securities are part of an issue registered under the Securities Act of 1933 which is being offered to the public or are
"municipal securities" as defined in Section 3(a)(29) of the
Securities Exchange Act of 1934.                             ____X___  _______

b. The securities were purchased prior to the end of the first full business day of the offering at not more than the initial offering price (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering
terminated.                                                  ____X___  _______

c.      The underwriting was a firm commitment underwriting. ____X___  _______

d.      The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar
securities during the same period.                           ____X___  _______

e. (1) If securities are registered under the Securities Act of 1933, the issuer of the securities and its predecessor have been in
continuous operation for not less than three years.          ___X____  _______

(2)  If securities are municipal securities, the issue of securities has received an investment grade rating from a nationally
recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years
(including any predecessor), the issue has received one of the three highest ratings from at least one such rating
organization.                                                ____X___  _______

f.      The amount of such securities purchased by all of the
investment companies advised by Mitchell Hutchins did not
exceed 4% of the principal amount of the offering or $500,000 in principal amount, whichever is greater, provided that in no event did such amount exceed 10% of the principal amount of
the offering.                                                ____X___  _______

g.      The purchase price was less than 3% of the Fund's
total assets.                                                ____X___  _______

h.      No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale or, with respect to municipal
securities, no purchases were designated as group sales or
otherwise allocated to the account of any Affiliated
Underwriter.                                                 ____X___  _______

Approved:  /s/ Cynthia Bow                      Date:   11/20/97